UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 13, 2005

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-27515	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Interlocken Boulevard, Broomfield, Colorado 80021
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On September 13, 2005 we acquired, through subsidiaries, substantially all of the assets of GoodTimes Entertainment and certain of its affiliates.  GoodTimes Entertainment’s assets included entertainment programming and home video products distributed through various channels, including television, theaters, retailers and the Internet. GoodTimes Entertainment’s library contained wellness franchises, children classics and numerous theatrical releases.

The purchase price for the assets was $35 million in cash plus the assumption of certain liabilities, as adjusted pursuant to the asset purchase agreement relating to the acquisition dated as of July 8, 2005, as amended September 8, 2005.

The foregoing summary of the transaction is qualified in its entirety by reference to the text of the asset purchase agreement, attached as an exhibit to Gaiam’s current report on Form 8-K dated July 13, 2005, and the amendment to such agreement, attached as Exhibit 10.1.

The asset purchase agreement and related amendment have been included to provide you with information regarding the terms of the transaction.  It is not intended to provide any other factual information about Gaiam or GoodTimes Entertainment. Information concerning Gaiam can be found in the other public filings we make with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The asset purchase agreement and related amendment contain representations and warranties Gaiam and GoodTimes Entertainment made to each other. The statements in those representations and warranties are qualified by information in confidential disclosure schedules that we exchanged in connection with signing the agreements. While we do not believe that the schedules contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the asset purchase agreement and the related amendment. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 9.01 – Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.  The financial statements required by Item 9.01(a) will be filed by amendment not later than 71 days after the date this Form 8-K was required to be filed.

(b) Pro forma Financial Information.    The pro forma financial statements required by Item 9.01(b) will be filed by amendment not later than 71 days after the date this Form 8-K was required to be filed.

(c) Exhibits

10.1                           Amendment dated as of September 8, 2005 among Gaiam, Inc., GT Brands LLC, GT Merchandising & Licensing LLC, Gym Time, LLC, BSBP Productions LLC, and GoodTimes Entertainment LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

	By:	/s/ Janet Mathews
Janet Mathews
Chief Financial Officer

Date: September 19, 2005